UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 5, 2020

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cowboys Way, Suite 300

Frisco TX 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

Effective November 5, 2020, Verde Bio Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement dated November 3, 2020 (“Purchase Agreement”) with GHS Investments, LLC (“GHS”) whereby the Company issued a Convertible Promissory Note for $35,000 (the “Note”) to GHS.  The Note contains an interest rate of ten percent (10%) per annum and has a maturity date of nine months following the date the funds are received.  The amounts due under the Note are convertible at any time prior to the Maturity Date at a rate of 60% of the market price on the date prior to the execution of the Note.

A form of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement, the purchase of the Shares and the issuance of the Note set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Securities Purchase Agreement.
10.2	Convertible Promissory Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 16th day of November, 2020.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott Cox
	Name:	Scott Cox
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
10.1	Securities Purchase Agreement.
10.2	Convertible Promissory Note.